Andrea Prochniak, Investors 212.756.4542 andrea.prochniak@AllianceBernstein.com	Jonathan Freedman, Media 212.823.2687 jonathan.freedman@AllianceBernstein.com

AB Announces May 31, 2018 Assets Under Management
New York, NY, June 11, 2018 - AllianceBernstein L.P. (“AB”) and AllianceBernstein Holding L.P. (“AB Holding”) (NYSE: AB) today announced that preliminary assets under management increased to $541 billion during May 2018 from $538 billion at the end of April. The 0.6% increase was due to market appreciation and total firmwide net inflows. By channel, net inflows to Institutions and Private Wealth were partially offset by net outflows from Retail.

AllianceBernstein L.P. (The Operating Partnership)
Assets Under Management ($ in Billions)

	At May 31, 2018				At Apr 30
					2018

			Private
	Institutions	Retail	Wealth	Total	Total

Equity
Actively Managed	$36	$62	$49	$147	$144
Passive	22	31	—	53	52
Total Equity	58	93	49	200	196

Fixed Income
Taxable	149	69	11	229	231
Tax-Exempt	1	16	24	41	41
Passive	—	9	1	10	9
Total Fixed Income	150	94	36	280	281

Other(1)	46	5	10	61	61
Total	$254	$192	$95	$541	$538

	At April 30, 2018

Total	$253	$191	$94	$538

(1) Includes certain multi-asset services and solutions and certain alternative investments.

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Cautions Regarding Forward-Looking Statements
Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AB cautions readers to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made; AB undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AB’s Form 10-K for the year ended December 31, 2017 and Form 10-Q for the quarter ended March 31, 2018. Any or all of the forward-looking statements made in this news release, Form 10-K, Forms 10-Q, other documents AB files with or furnishes to the SEC and any other public statements issued by AB, may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed above, could also adversely affect AB’s financial condition, results of operations and business prospects.
About AllianceBernstein
AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets.
As of March 31, 2018, including both the general partnership and limited partnership interests in AB, AB Holding owned approximately 35.8% of AB and AXA, a worldwide leader in financial protection, owned an approximate 64.4% economic interest in AB.
On May 10, 2018, AXA Equitable Holdings, Inc. (NYSE:  EQH) publicly listed approximately 24.5% of its outstanding shares at $20.00 per share. The IPO and related transactions have resulted in an increase in the percentage of ownership in AB held by AXA Equitable Holdings and a decrease in AXA’s ownership percentage in AB, as well as a decrease in AXA’s ownership percentage in AXA Equitable Holdings.  AXA’s ownership percentage in AXA Equitable Holdings is expected to decrease further in the future, but the degree and timing of such further decrease is not certain.
Additional information about AB may be found on our website, www.alliancebernstein.com.

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